Exhibit 99.1

Aethlon Medical to Present at The Wall Street Analyst Forum

SAN DIEGO – June 17, 2014 – Aethlon Medical, Inc. (OTCQX:AEMD), the pioneer in developing selective therapeutic filtration devices to address infectious disease, cancer and other life-threatening conditions, announced today that the Company's Chairman and Chief Executive Officer, Jim Joyce, will present at The Wall Street Analyst Forum 25th Annual Institutional Investor Conference on Thursday, June 19th, at 12:05 PM EDT.  Mr. Joyce’s presentation will include an update on a forthcoming FDA-cleared study of the Aethlon Hemopurifier®, a review of the Company’s cancer programs, and a progress report on Exosome Sciences, Inc., a diagnostic subsidiary recently launched by the Company.

A live webcast of Mr. Joyce’s Wall Street Analyst Forum presentation can be accessed at the following URL: www.visualwebcaster.com/event.asp?id=99587

The Wall Street Analyst Forum will take place June 19, 2014 at the University Club of New York, One West 54th Street, New York, NY.

About Aethlon Medical

Aethlon Medical creates innovative medical devices to address life-threatening diseases. The Aethlon ADAPT™ (Adaptive Dialysis-like Affinity Platform Technology) establishes the basis for a new class of therapeutics that target the rapid elimination of disease enabling particles from the circulatory system of treated patients. The lead Aethlon ADAPT™ product is the Hemopurifier®, a device that addresses a broad-spectrum of viral pathogens as well as tumor-secreted exosomes that suppress the immune system of cancer patients. Aethlon is also operating under two government contracts with the Defense Advanced Research Projects Agency (DARPA) related the development of a medical device to reduce the incidence of sepsis. Exosome Sciences, Inc. is a majority owned Aethlon subsidiary that is advancing exosome-based strategies to diagnose and monitor cancer and infectious disease progression. Additional information can be found at www.AethlonMedical.com

About The Wall Street Analyst Forum

The Wall Street Analyst Forum has conducted 80+ multiday/multitrack analyst conferences in which over 2500 different NYSE/NASDAQ/AMEX/OTC companies have presented and over 2,000 different institutions have attended in Boston, New York and London since 1989.  Public companies ranging from General Electric, Microsoft Corp., Mattel Inc., Pfizer Inc., Kinross Gold to Genzyme have presented.  Institutions ranging from Fidelity Management, Wellington Management, MFS Investment Management, Pioneer Investment Management, Putnam Management have attended.

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Certain statements herein may be forward-looking and involve risks and uncertainties.  Such forward-looking statements involve assumptions, known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Aethlon Medical, Inc. to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such potential risks and uncertainties include, without limitation, that the ESI will not be able to commercialize its future products, that the FDA will not approve the initiation of the Company's clinical programs or provide market clearance of the company's products, future human studies whether revenue or non-revenue generating of the Aethlon ADAPT™ system or the Aethlon Hemopurifier® as an adjunct therapy to improve patient responsiveness to established cancer or hepatitis C therapies or as a standalone cancer or hepatitis C therapy, the Company's ability to raise capital when needed, the Company's ability to complete the development of its planned products, the Company's ability to manufacture its products either internally or through outside companies and provide its services, the impact of government regulations, patent protection on the Company's proprietary technology, the ability of the Company to meet the milestones contemplated in the DARPA contract, product liability exposure, uncertainty of market acceptance, competition, technological change, and other risk factors. In such instances, actual results could differ materially as a result of a variety of factors, including the risks associated with the effect of changing economic conditions and other risk factors detailed in the Company's Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

James A. Joyce
Chairman and CEO
858.459.7800 x301
jj@aethlonmedical.com

Jim Frakes
Chief Financial Officer
858.459.7800 x300
jfrakes@aethlonmedical.com

Marc Robins
877.276.2467
mr@aethlonmedical.com

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